Exhibit 5.1

July 9, 2024

BiomX Inc.

22 Einstein St., 4th Floor

Ness Ziona 7414003, Israel

Ladies and Gentlemen:

We have acted as counsel for BiomX Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of an amendment to its registration statement on Form S-3 (as amended, the “Registration Statement”) by the Company which registers the resale by the holders thereof of (i) Warrants (as defined below) to purchase up to 120,148,806 shares of Common Stock (as defined below), (ii) 147,735 shares of our Series X non-voting convertible preferred stock, par value $0.0001 per share (the “Series X Preferred Stock”) and (iii) up to 386,200,774 shares of common stock, par value $0.0001 per share (“Common Stock,” and together with the Warrants and the Series X Preferred Stock, the “Securities”), which consists of:

(a)	up to 120,148,806 shares of Common Stock issuable upon the exercise of (w) warrants to purchase up to 108,208,500 shares of Common Stock issued pursuant to the securities purchase agreement dated March 6, 2024 (the “Securities Purchase Agreement”) by and among the Company and the purchasers identified therein (the “PIPE Warrants”), (x) warrants to purchase up to 2,166,497 shares of Common Stock issued pursuant to the merger agreement dated March 6, 2024 (the “Merger Agreement” and the transactions entered into pursuant to the Merger Agreement, the “Merger”) by and among the Company, BTX Merger Sub I, Inc., a Delaware corporation, BTX Merger Sub II, LLC, a Delaware limited liability company and Adaptive Phage Therapeutics, Inc. (“APT”), a Delaware corporation (the “Merger Consideration Warrants”), (y) warrants to purchase up to 9,523,809 shares of Common Stock issued to Laidlaw & Co. (UK) Ltd. and RBC Capital Markets, LLC (the “Placement Agent Warrants”) and (z) warrants to purchase up to 250,000 shares of Common Stock issued pursuant to the Sixth Amendment to the Lease Agreement dated March 5, 2024 by and between the APT and Are-708 Quince Orchard, LLC, a Delaware limited liability company (the “Landlord Warrants,” together with the Placement Agent Warrants, the PIPE Warrants and the Merger Consideration Warrants, the “Warrants”);

(b)	256,887,000 shares of Common Stock issuable upon the conversion of the Series X Preferred Stock issued pursuant to the Securities Purchase Agreement and the Merger Agreement, including 109,152,000 shares of Common Stock that will be issued upon the automatic conversion of 109,152 shares of Series X Preferred Stock at 5:00 PM ET on July 15, 2024; and

(c)	9,164,968 shares of Common Stock issued pursuant to the Merger Agreement.

BiomX Inc.

July 9, 2024

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, as of the date hereof (“Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) Certificate of Designations of the Series X Preferred Stock (the “Certificate of Designations”); (iv) the Warrants; (v) a specimen of the Company’s Common Stock certificate; (vi) a certificate executed by an officer of the Company, dated as of the date hereof; (vii) resolutions of the Board of Directors of the Company related to the Securities and attached as Attachment A to minutes of a meeting of the Board of Directors of the Company held on March 5, 2024; (viii) a written consent of the Board of Directors of the Company related to the Securities and dated March 14, 2024; and (ix) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) upon effectiveness of the Registration Statement, there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Securities or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the 9,164,968 shares of Common Stock currently outstanding are validly issued, fully paid and non-assessable; (ii) the 256,887,000 shares of Common Stock issuable upon conversion of the Series X Preferred Stock, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable; (iii) the 120,148,806 shares of Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable; (iv) the 147,735 shares of Series X Preferred Stock are validly issued, fully paid and non-assessable; and (v) the Warrants constitute valid and legally binding obligations of the Company.

BiomX Inc.

July 9, 2024

The opinions set forth above are subject to the following qualifications, limitations and exceptions:

The opinions are subject to the effect of (i) general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines generally affecting the enforceability of agreements (regardless of whether considered in a proceeding in equity or at law) (ii) obligations of good faith and fair dealing under New York law, (iii) provisions purporting to make a guarantor primarily liable rather than as a surety and (iv) other commonly-recognized statutory and judicial constraints on enforceability, including statutes of limitation, limitations on rights to indemnification that contravene law or public policy and the effectiveness of waivers of rights or benefits that cannot be effectively waived under applicable law.

The opinions expressed herein are limited, to the extent relevant to the opinions expressed herein, to (i) the Delaware General Corporation Law and (ii) the laws of the State of New York, in each case as in effect on the date hereof (all of the foregoing being referred to as the “Opined on Law”). We do not express any opinion with respect to any other laws, or the laws of any other jurisdiction (including, without limitation, any laws of any other jurisdiction which might be referenced by the choice-of-law rules of the Opined on Law), other than the Opined on Law or as to the effect of any such other laws on the opinions herein stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP